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                                                                      Exhibit 14

                          CNB FINANCIAL SERVICES, INC.
                                       AND
                             CITIZENS NATIONAL BANK

                                 CODE OF ETHICS
                                       FOR
                            SENIOR FINANCIAL OFFICERS

This Code of Ethics for Senior Financial Officers applies to the Chief Executive officer, Chief Financial Officer and Chief Accounting Officer ("Senior Financial Officers") of CNB Financial Services, Inc. and Citizens National Bank (collectively, the "Company"). Its purpose is to promote honest and ethical conduct and compliance with all applicable laws, rules and regulations, particularly as related to the maintenance of the Company's financial records and the preparation of financial statements filed with the Securities and Exchange Commission. The provisions of this Code of Ethics for Senior Financial Officers supplement, but do not replace, the Code of Conduct and Conflicts of Interest Policy and the Ethical Standards and Code of Ethics applicable to all employees.

1. Each Senior Financial Officer shall carry out his or her responsibilities honestly and with integrity, maintaining and promoting high standards of ethical conduct, while exercising at all times their best independent judgment.

2. Senior Financial Officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the company with the Securities and Exchange Commission. Accordingly, it is the responsibility of each Senior Financial officer promptly to bring to the attention of the Audit Committee any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings or otherwise assist the appropriate members of senior management in fulfilling their responsibilities as specified in the Company's policies related to financial reporting and disclosure, and internal controls.

3. Each Senior Financial Officer shall promptly bring to the attention of the Audit Committee any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial date or (b) any fraud, whether or not material, that involves senior management or other employees who have a significant role in the Company's financial reporting, disclosure or internal controls.

4. Each Senior Financial Officer shall promptly bring to the attention of the Audit Committee any information he or she may have concerning any actual or apparent conflicts of interest between personal and professional relationships, involving senior management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

5. Each Senior Financial Officer shall promptly bring to the attention of the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof.

6. The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of this Code of Ethics for Senior Financial Officers. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code of Ethics for Senior Financial Officers.

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                          CNB FINANCIAL SERVICES, INC.
                                       AND
                             CITIZENS NATIONAL BANK

                      ETHICAL STANDARDS AND CODE OF ETHICS

         CNB Financial Services, Inc.'s and Citizens National Bank's (collectively, "CNB") reputation for integrity is one of its most valuable assets and is determined by the conduct of its directors, officers and employees. Each must manage his/her affairs to avoid situations that might lead to a conflict between his/her self-interest and his/her duty to CNB, its customers and shareholders. These Ethical Standards and Code of Ethics are written in the name of CNB, and the guidelines set forth apply solely to CNB Financial Services, Inc, Citizens National Bank and branches now owned or hereafter acquired. As used herein, the term "employee" applies to all directors, officers (including CNB's Chief Executive Officer, Chief Accounting Officer and Chief Financial Officer ("Senior Financial Officers")) and employees, agents or attorneys of CNB. Its purpose is to promote honest and ethical conduct and compliance with all applicable laws, rules and regulations. The Senior Officers are also covered by a separate Code of Ethics.

         The following paragraphs provide guidance for the exercise of personal judgment and the avoidance of conflicts of interest or the appearance of such conflicts. From time-to-time, everyone will be confronted with situations not clearly covered by this code. When these situations arise, discussion with the President and/or Executive Vice President is appropriate, but in the end, common sense and good judgment will provide the best guidance.

         1.       Confidential Information:

                  a. Confidential information with respect to CNB, its customers and suppliers, acquired by an employee through his/her employment is considered to be privileged and must be held in the strictest confidence. It is to be used solely for Bank purposes and not as a basis for personal gain by the employee. In no case shall such information be transmitted to persons outside of CNB, including family of employees, or even to other employees of CNB who do not need to know such information to discharge their duties as employees. The restrictions in this paragraph shall also apply to the reports and statements prepared for use in CNB's business and not generally released.

                  b. Financial information regarding CNB and its customers is not to be released to any person unless it has been published in reports to the shareholders or otherwise made generally available to the public. Any questions regarding disclosure of confidential information should be reviewed prior to disclosure with a department supervisor and/or the Executive Vice President or President in accordance with established existing procedures.

         2.       Insider Information:

                  Insider information is nonpublic material information. The test or materiality is that the information is sufficiently important that it could be expected to affect the judgment of investors whether to buy, sell, or hold stock and, if generally known, would affect materially the market price of stock. Insider information should not be disclosed without prior consultation with the President. An employee for his/her own gain must not use insider information. Attention is also called to the fact that the use or transmittal of insider information could subject the employee and/or CNB to liability under federal securities laws.

         3.       Personal Investments and Loans:

                  a. Employees shall disclose to their supervisor whenever they or their immediate families have an ownership or beneficial direct or indirect interest in, or are borrowing from, customers, related companies or suppliers of CNB.

                  b. Employees are welcome and encouraged to invest in CNB stock or other types of investments. However, no employee shall engage in such transactions, or enable others to do so, as a result of material insider information obtained either through employment with CNB or from any other source.

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                  c.  Employees should not engage in unwarranted speculation.

                  d. Employees will not accept offers, which come to them because of their position or make investments at terms more favorable than those generally available.

                  e. Employees will not deprive CNB of a business opportunity for personal gain.

         4.       Borrowing From or Lending to Suppliers or Customers:

                  a. Employees are not to borrow from customers, brokers, or suppliers of CNB, other than recognized lending institutions or members of the employee's immediate family. The term "borrow" does not include a purchase from a customer or supplier resulting in an extension of credit in a normal course of business, such as a department store.

                  b. Under no circumstances shall an employee cosign, endorse, assume responsibility for, assume power of attorney for, or lend his/her personal funds to a customer or supplier of CNB, except where such customer or supplier is a member of the employee's immediate family.

         5.       Gifts and Fees:

                  a. Employees shall not accept any gifts, entertainment or other questionable fees from customers, prospective customers or suppliers.

                  b. Employees shall not accept any fee or other form of remuneration, which violates the law and, in any event, shall not accept any fee or other form of remuneration from CNB customers, prospective customers or suppliers without the prior approval of the Senior Officers. It is important to remember that federal law makes it a crime for a CNB employee to receive anything of value from anyone or give anything of value to anyone in return for any business, service, or confidential information of the Bank and from accepting or giving anything of value from anyone in connection with the business of the Bank, either before or after a transaction is discussed or consummated. (Reference: Bank Bribery - 18 USC 215)

                  c. Employees, as a result of their position with CNB, shall not directly or indirectly accept any bequest or legacy from a CNB customer, except where such customer is a relative. If an employee learns of such a legacy as a result of a customer's probated will, he/she shall report all pertinent facts to CNB Senior Officers, who in turn, shall decide on the appropriateness of the acceptance of such a legacy or bequest.

         6.       Dealing with Suppliers to CNB:

                  CNB employees will select suppliers in a completely impartial manner on the basis of price, quality, performance and suitability of the product or service. Each employee is expected to avoid doing anything which could imply selection of a supplier on any basis other than the best interests of CNB or which could give any supplier an improper advantage over another.

         7.       Loans to Relatives:

                  Employees are prohibited from approving extensions of credit to relatives or persons or businesses with which they are in any way affiliated.

         8.       Purchase of CNB Assets:

                  In order that CNB employees avoid a conflict of interest or the appearance of a conflict of interest, no employee or family member should purchase assets of CNB or of a trust or estate administered by CNB expect at public sale, or for reasonable value if approved by the Senior Officers.

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         9.       Personal Use of CNB Premises and Equipment:

                  a. The use of CNB's bank equipment and premises for personal purposes by employees is restricted, and the supervisor of the department in which the equipment is located must authorize any usage.

                  b. An appropriate fee or price may be charged for the personal use of any CNB equipment. The supervisor in charge of the department will determine this fee or price.

         10.      Access to Personal and Customer Accounts:

                  Unauthorized and improper access to personal accounts and those of Citizens National Bank's customers shall not be permitted.

         11.      Giving Advice to Customers:

                  No employee shall give legal, accounting, or investment advice of any material nature to a customer, or a prospective customer, expect as may be necessary or appropriate in the performance of a fiduciary duty or as may be otherwise required in the ordinary course of his/her duties. Questions of this nature should be referred to independent, outside accountants and lawyers. When referrals to professionals are made, several names should be provided without any indication of favoritism.

         12.      Fiduciary Appointments:

                  Except with respect to the estate of or a trust created by a member of an employee's family, an employee should not seek or accept appointment as executor, trustee, trust advisor, or guardian except with the written approval of Senior Officers.

         13.      Outside Activities:

                  a. Employees should not engage in a business activity or any employment in addition to their duties to CNB and its shareholders. Employees shall discuss with Senior Officers all proposed outside employment and directorship of institutions, which are not purely social, civic, religious, fraternal or philanthropic. Outside employment may be considered only in cases of extreme financial hardship.

                  b. Under no circumstances should any employee of CNB accept any position for compensation or without compensation, either within or outside CNB, which will result in or, in the foreseeable future, is likely to result in a conflict of interest with his/her position at CNB. If there is any possibility of present or future conflict of interest, an employee is obligated to inform Senior Officers through his/her manager of the facts and circumstances of the situation and obtain the approval of the Senior Officers before accepting the position.

                  c. Entering into any sort of joint business venture with a customer or supplier of CNB should be avoided under all circumstances. For the employee's own protection, any exception must always be reviewed in advance with a Senior Officer of CNB.

         14.      Political Activities:

                  a. CNB employees are encouraged to keep themselves well informed about political issues and candidates and take an active interest in governmental affairs. Whenever they do so, they act as individuals and not as representatives of CNB. Any campaigning that is done shall not diminish the employee's commitment to perform his/her job.

                  b. In order to avoid any conflicts of interest, employees should discuss any contemplated political candidacy with the Senior Officers.

                  c. To avoid any interpretation, of CNB sponsorship or endorsement, neither CNB's name nor its address should be used in any material mailed for fund solicitation nor should

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                      CNB be identified in any advertisement or literature
                      except in relation to a statement regarding place of employment.

                  d. CNB time, supplies, equipment and resources are not available to support political activities of employees in either a direct or indirect manner.

                  e. Citizens National Bank shall charge the usual rate then in effect for any banking services furnished within the ordinary course of business.

         15.      Improper Payments:

                  a. Employees are expected to comply with the laws and regulations of the United States and other countries in which they may be operating. The use of corporate funds for any purpose which contravenes the laws and regulations of the United States and such other countries is strictly prohibited.

                  b. CNB and its employees will not directly or indirectly pay bribes or otherwise attempt to improperly influence any governmental, political, labor, or related persons or group in any city, county, state or country.

         16.      Convictions:

                  CNB will not employ or retain employees who have been convicted of any act of dishonesty or breach of trust.

         17.      Personal Conduct:

                  Employees, during or after work hours, should avoid involvement in any situations, incidents, or dealings where such involvement by an employee would be detrimental to the integrity and/or image of CNB.

         18.      Failure to Comply:

                  Any violation of CNB Ethical Standards and Code of Ethics is a most serious matter and will be grounds for formal disciplinary action, which includes termination of employment. Such action is in addition to any individual criminal liability, which might be imposed by applicable federal, state or local laws.

         19.      Complying with Laws, Regulations, Policies and Procedures

                  All directors, officers and employees of CNB are expected to understand, respect and comply with all of the laws, regulations, policies and procedures that apply to them in their respective positions with CNB. Employees are responsible for talking with their supervisor to determine which laws, regulations and CNB policies apply to their position and what training is necessary to understand and comply with them.

         20.      Public Company Reporting:

                  As a public company, it is of critical importance that CNB Financial Services, Inc.'s filings with the Securities and Exchange Commission be accurate and timely. Depending upon their position with CNB Financial Services, Inc., or Citizens National Bank, an employee, officer or director may be called upon to provide necessary information to assure that CNB Financial Services, Inc.'s public reports are complete, fair and understandable. CNB expects employees, officers and directors to take this responsibility very seriously and to provide prompt, accurate answers to inquiries related to CNB Financial Service, Inc.'s public disclosure requirements.

         21.      Financial Statements and Other Records:

                  All of CNB's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect CNB's transactions and must conform both to applicable legal requirements and to CNB's system of internal controls. Unrecorded or "off

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                  the books" funds or assets should not be maintained unless permitted by applicable law or regulation.

                  Records should always be retained or destroyed according to CNB's record retention policies. In accordance with these policies, in the event of litigation or governmental investigation, please consult a Senior Officer.

         22.      Reporting Illegal or Unethical Behavior:

                  Employees, officers and directors who suspect or know of violations of this Code or illegal or unethical business or workplace conduct by employees, officers or directors have an obligation to contact either their supervisor or superiors or the appropriate contact of CNB's Audit Committee. If the individuals to whom such information is conveyed are not responsive, or if there is reason to believe that reporting to such individuals is inappropriate in particular cases, then the employee, officer or director may contact CNB's external auditors. Such communications will be kept confidential to the extent feasible. If concerns or complaints require confidentiality, then this confidentiality will be protected to the extent feasible, subject to applicable law.

         23.      Accounting Complaints:

                  CNB's policy is to comply with all applicable financial reporting and accounting regulations. If any director, officer or employee of CNB has unresolved concerns or complaints regarding questionable accounting or auditing matters of CNB, then he or she is encouraged to submit those concerns or complaints (anonymously, confidentially or otherwise) to the Chairman of the Audit Committee of CNB Financial Services, Inc. Subject to its legal duties, the Audit Committee and the Board of Directors of CNB Financial Services, Inc., will treat such submissions confidentially. Such submissions may be directed to the attention of the Chairman of the Audit Committee or any director who is a member of the Audit Committee, at the principal executive offices of CNB.

         24.      Non-Retaliation:

                  CNB prohibits retaliation of any kind against individuals who have made good faith reports or complaints of violations of this Code or other known or suspected illegal or unethical conduct.

         25.      Amendment, Modification and Waiver:

                  This Code may be amended or modified by the Board of Directors of CNB Financial Services, Inc. Waivers will be disclosed to shareholders as required by the Securities Exchange Act of 1934, and the rules thereunder.

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